SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Community First Bancshares, Inc.

(Exact Name of Registrant as Specified in Its Charter)

United States of America	Applied For
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3175 Highway 278
Covington, Georgia	30014
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Common stock, par value $0.01 per share	The NASDAQ Stock Market LLC
(Title of each class to be registered)	(Name of each exchange on which each class is to be registered)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-215041

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.    Description of Registrant’s Securities to be Registered.

For a description of the Registrant’s securities, reference is made to “Description of Capital Stock of Community First Bancshares, Inc.” “Our Dividend Policy” and “Market for the Common Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-215041), initially filed with the SEC on December 12, 2016 and amended on January 31, 2017 and February 9, 2017 (the “Form S-1”), which is hereby incorporated by reference. For a description of the provisions of the Registrant’s Charter and Bylaws that may render a change in control of the Registrant more difficult, reference is made to “Restrictions on the Acquisition of Community First Bancshares, Inc.” and “Description of Capital Stock of Community First Bancshares, Inc.” in the Registrant’s Prospectus dated February 13, 2017.

Item 2.    Exhibits.

1.	Registration Statement on Form S-1 (Registration Number 333-215041) initially filed with the SEC on December 12, 2016 and amended on January 31, 2017 and February 9, 2017 (the “Form S-1”).

2.	Charter (incorporated by reference to Exhibit 3.1 of the Form S-1).

3.	Bylaws (incorporated by reference to Exhibit 3.2 of the Form S-1).

4.	Specimen Stock Certificate (incorporated by reference to Exhibit 4 of the Form S-1).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

COMMUNITY FIRST BANCSHARES, INC.

Date: April 27, 2017	By:	/s/ Johnny S. Smith
Johnny S. Smith
President and Chief Executive Officer